Exhibit 4.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

First supplemental indenture (this “Supplemental Indenture”), dated as of November 16, 2021, among (i) FirstCash, Inc. as issuer (the “Company”), (ii) Cash America Central, Inc., Cash America East, Inc., Cash America Holding, Inc., Cash America, Inc., Cash America, Inc. of Illinois, Cash America, Inc. of Louisiana, Cash America, Inc. of North Carolina, Cash America Management L.P., Cash America of Missouri, Inc., Cash America Pawn L.P., Cash America West, Inc., Famous Pawn, Inc., FCFS CO, Inc., FCFS IN, Inc., FCFS KY, Inc., FCFS MO, Inc., FCFS NC, Inc., FCFS OK, Inc., FCFS SC, Inc., First Cash, Inc., Frontier Merger Sub, LLC, Georgia Cash America, Inc., LTS Incorporated, Mister Money – RM, Inc., Pawn TX, Inc. as guarantors (the “Guarantors”) and (iii) BOKF, NA as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, the Company has executed and delivered to the Trustee an indenture dated as of August 26, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of $500,000,000 4.625% Senior Notes due 2028 (the “Notes”);

WHEREAS, pursuant to Section 9.02 of the Indenture, certain provisions of the Indenture may be amended with the consent of the holders of the Notes (the “Holders”) of at least a majority of the aggregate principal amount of the Notes then outstanding voting as a single class;

WHEREAS, on November 9, 2021, the Company distributed a consent solicitation statement (the “Consent Solicitation Statement”) to the Holders in order to solicit consents to amend certain provisions of the Indenture;

WHEREAS, on November 16, 2021, the Company (i) delivered a written request to the Trustee accompanied by a resolution of its Board of Directors authorizing the execution of this Supplemental Indenture and (ii) filed with the Trustee evidence satisfactory to the Trustee that the Company had received consents to the proposed amendments to the Indenture, as set out in the Consent Solicitation Statement, from the Holders of at least a majority in aggregate principal amount of such Notes then outstanding voting as a single class; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Amendments. The Indenture is hereby amended as set forth in Annex A hereto, with additions shown in blue underline and deletions shown in ~~red strikethrough~~ (the “Amendments”).

3.

Governing law: The internal law of the state of New York will govern and be used to construe this Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

4.

Counterparts. The parties may sign any number of copies of this Supplemental Indenture and by facsimile, pdf or other electronic image. Each signed copy will be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

6.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

7.

Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

8.

Effectiveness; Operative Date. This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture upon the date on which it is executed by the Company, the Guarantors and the Trustee; provided, however, that the Amendments set forth in Annex A hereto shall not become operative until the date on which the Company delivers a written notice to the Trustee confirming that substantially concurrently with the delivery of such notice that the Consent Fee (as defined in the Consent Solicitation Statement) has been paid to consenting Holders in accordance with the Consent Solicitation Statement (the “Amendment Operative Date”).

From and after the Amendment Operative Date, the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.

2

9.

Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

[Signature Pages Follow]

3

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

FIRSTCASH, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA CENTRAL, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA EAST, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA HOLDING, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF ILLINOIS

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

CASH AMERICA, INC. OF LOUISIANA

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF NORTH CAROLINA

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA MANAGEMENT L.P.

By: Cash America Holding, Inc., its general partner

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA OF MISSOURI, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA PAWN L.P.

By: Cash America Holding, Inc., its general partner

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA WEST, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

FAMOUS PAWN, INC.,

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS CO, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS IN, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS KY, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS MO, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS NC, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS OK, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

FCFS SC, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRST CASH, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

FRONTIER MERGER SUB, LLC (S/B/M Cash America International, Inc.)

By: FirstCash, Inc. (F/K/A First Cash Financial Services, Inc.), its sole member

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

GEORGIA CASH AMERICA, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

LTS, INCORPORATED

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

MISTER MONEY – RM, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

PAWN TX, INC.

By:	/s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

BOKF, NA

By:	/s/ Pamela M. Black
Name: Pamela M. Black
Title: Senior Vice President

[Signature Page to First Supplemental Indenture]

Annex A

Amendments to the Indenture

FIRSTCASH, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

4.625% SENIOR NOTES DUE 2028

INDENTURE

Dated as of August 26, 2020

BOKF, NA

Trustee

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions	~~27~~29
Section 1.03.	Incorporation by Reference of Trust Indenture Act	~~28~~29
Section 1.04.	Rules of Construction	~~28~~30

ARTICLE 2 THE NOTES

Section 2.01.	Form and Dating	~~29~~30
Section 2.02.	Execution and Authentication	~~29~~31
Section 2.03.	Registrar and Paying Agent	~~30~~31
Section 2.04.	Paying Agent to Hold Money in Trust	~~30~~32
Section 2.05.	Holder Lists	~~31~~32
Section 2.06.	Transfer and Exchange	~~31~~32
Section 2.07.	Replacement Notes	~~41~~43
Section 2.08.	Outstanding Notes	~~42~~43
Section 2.09.	Treasury Notes	~~42~~43
Section 2.10.	Temporary Notes	~~42~~44
Section 2.11.	Cancellation	~~42~~44
Section 2.12.	Defaulted Interest	~~43~~44

ARTICLE 3 REDEMPTION AND PREPAYMENT

Section 3.01.	Notices to Trustee	~~43~~44
Section 3.02.	Selection of Notes to Be Redeemed or Purchased	~~43~~45
Section 3.03.	Notice of Redemption	~~44~~45
Section 3.04.	Effect of Notice of Redemption	~~44~~46
Section 3.05.	Deposit of Redemption or Purchase Price	~~45~~46
Section 3.06.	Notes Redeemed or Purchased in Part	~~45~~47
Section 3.07.	Optional Redemption	~~45~~47
Section 3.08.	Mandatory Redemption	~~46~~48
Section 3.09.	Offer to Purchase by Application of Excess Proceeds	~~46~~48

ARTICLE 4 COVENANTS

Section 4.01.	Payment of Notes	~~48~~50
Section 4.02.	Maintenance of Office or Agency	~~48~~50
Section 4.03.	Reports	~~49~~50
Section 4.04.	Compliance Certificate	~~50~~51

Page
Section 4.05.	Taxes	~~50~~52
Section 4.06.	Stay, Extension and Usury Laws	~~50~~52
Section 4.07.	Restricted Payments	~~50~~52
Section 4.08.	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	~~54~~56
Section 4.09.	Incurrence of Indebtedness and Issuance of Preferred Stock	~~57~~59
Section 4.10.	Asset Sales	~~62~~65
Section 4.11.	Transactions with Affiliates	~~64~~67
Section 4.12.	Liens	~~67~~69
Section 4.13.	Business Activities	~~67~~70
Section 4.14.	Corporate Existence	~~67~~70
Section 4.15.	Repurchase at the Option of Holders	~~68~~71
Section 4.16.	Limitation on Sale and Leaseback Transactions	~~70~~72
Section 4.17.	Payments for Consent	~~70~~73
Section 4.18.	Additional Note Guarantees	~~70~~73
Section 4.19.	Designation of Restricted and Unrestricted Subsidiaries	~~71~~73
Section 4.20.	Suspension of Certain Covenants	~~71~~74

ARTICLE 5 SUCCESSORS

Section 5.01.	Merger, Consolidation or Sale of Assets	~~72~~75
Section 5.02.	Successor Corporation Substituted	~~73~~76

ARTICLE 6 DEFAULTS AND REMEDIES

Section 6.01.	Events of Default	~~73~~76
Section 6.02.	Acceleration	~~75~~78
Section 6.03.	Other Remedies	~~76~~78
Section 6.04.	Waiver of Past Defaults	~~76~~79
Section 6.05.	Control by Majority	~~76~~79
Section 6.06.	Limitation on Suits	~~76~~79
Section 6.07.	Rights of Holders of Notes to Receive Payment	~~77~~80
Section 6.08.	Collection Suit by Trustee	~~77~~80
Section 6.09.	Trustee May File Proofs of Claim	~~77~~80
Section 6.10.	Priorities	~~77~~80
Section 6.11.	Undertaking for Costs	~~78~~81

ARTICLE 7 TRUSTEE

Section 7.01.	Duties of Trustee	~~78~~81
Section 7.02.	Rights of Trustee	~~79~~82
Section 7.03.	Individual Rights of Trustee	~~80~~82
Section 7.04.	Trustee’s Disclaimer	~~80~~83
Section 7.05.	Notice of Defaults	~~80~~83
Section 7.06.	Reports by Trustee to Holders of the Notes	~~80~~83

Page
Section 7.07.	Compensation and Indemnity	~~80~~83
Section 7.08.	Replacement of Trustee	~~81~~84
Section 7.09.	Successor Trustee by Merger, etc.	~~82~~85
Section 7.10.	Eligibility; Disqualification	~~82~~85
Section 7.11.	Preferential Collection of Claims Against Company	~~82~~85

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance	~~82~~85
Section 8.02.	Legal Defeasance and Discharge	~~83~~86
Section 8.03.	Covenant Defeasance	~~83~~86
Section 8.04.	Conditions to Legal or Covenant Defeasance	~~84~~87
Section 8.05.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	~~85~~88
Section 8.06.	Repayment to Company	~~85~~88
Section 8.07.	Reinstatement	~~85~~88

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.	Without Consent of Holders of Notes	~~86~~89
Section 9.02.	With Consent of Holders of Notes	~~87~~90
Section 9.03.	[Intentionally Omitted]	~~88~~92
Section 9.04.	Revocation and Effect of Consents	~~88~~92
Section 9.05.	Notation on or Exchange of Notes	~~89~~92
Section 9.06.	Trustee to Sign Amendments, etc.	~~89~~92

ARTICLE 10 NOTE GUARANTEES

Section 10.01.	Guarantee	~~89~~92
Section 10.02.	Limitation on Guarantor Liability	~~90~~93
Section 10.03.	Execution and Delivery of Note Guarantee	~~91~~94
Section 10.04.	Guarantors May Consolidate, etc., on Certain Terms	~~91~~94
Section 10.05.	Releases	~~92~~95

ARTICLE 11 SATISFACTION AND DISCHARGE

Section 11.01.	Satisfaction and Discharge	~~92~~96
Section 11.02.	Application of Trust Money	~~93~~97

ARTICLE 12 MISCELLANEOUS

Section 12.01.	[Intentionally Omitted]	~~94~~98
Section 12.02.	Notices	~~94~~98

Page
Section 12.03.	Communication by Holders of Notes with Other Holders of Notes	~~95~~99
Section 12.04.	Certificate and Opinion as to Conditions Precedent	~~95~~99
Section 12.05.	Statements Required in Certificate or Opinion	~~95~~99
Section 12.06.	Rules by Trustee and Agents	~~96~~99
Section 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	~~96~~100
Section 12.08.	Governing Law	~~96~~100
Section 12.09.	No Adverse Interpretation of Other Agreements	~~96~~100
Section 12.10.	Successors	~~96~~100
Section 12.11.	Severability	~~96~~100
Section 12.12.	Counterpart Originals	~~96~~100
Section 12.13.	Table of Contents, Headings, etc.	~~97~~100

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

v

INDENTURE dated as of August 26, 2020, among FirstCash, Inc., a Delaware corporation, the Guarantors (as defined) and BOKF, NA, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 4.625% Senior Notes due 2028 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition ” means the Company’s acquisition of all of the issued and outstanding equity interests of AFF pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain business combination agreement, dated October 27, 2021, between the Company, Parent, Merger Sub, AFF and the seller parties named therein.

“AFF” means American First Finance Inc., a Kansas corporation, and any and all successor entities thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes, having the same terms in all respects as the Initial Notes, or in all respects except that the issue price may be different and interest may accrue on the additional Notes from their date of issuance; provided that if the additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the additional Notes will have a separate CUSIP number.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at September 1, 2023 (such redemption price being set forth in the table appearing under Section 3.07(e)) plus (ii) all required interest payments due on the Note through September 1, 2023 (excluding accrued but unpaid interest to, but not including, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Parent, the Company or any of ~~the Company’s~~its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent, the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and

(2) the issuance of Equity Interests by any of the Parent’s or the Company’s Restricted Subsidiaries or the sale by the Parent, the Company or any of ~~the Company’s~~its Restricted Subsidiaries of Equity Interests in any of the Parent’s or the Company’s Subsidiaries (in each case, other than directors’ qualifying shares, shares to be held by third parties to meet the applicable legal requirements and Disqualified Stock and preferred stock issued in compliance with Section 4.07), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(A) that have a Fair Market Value in excess of $35.0 million; or

(B) for Net Proceeds in excess of $35.0 million.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) a transfer of assets between or among the Parent, the Company and its Restricted Subsidiaries (including any transfer to any Person that concurrently becomes a Restricted Subsidiary);

(2) an issuance of Equity Interests by a Restricted Subsidiary of the Parent or the Company to the Parent or the Company or to a Restricted Subsidiary ~~of the Company~~thereof;

(3) the sale, lease or other transfer of inventory, products, services, accounts receivable or other assets in the ordinary course of business (whether or not for cash), and any sale or other disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment, cancellation or other disposition of intellectual property that is, in the reasonable judgment of the Parent or the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Parent, the Company and its Restricted Subsidiaries taken as whole);

(4) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(5) leases, subleases, non-exclusive licenses or sublicenses of any property (including intellectual property) in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the creation, granting or perfection of Liens not prohibited by Section 4.12 hereof, or foreclosures, expropriations, condemnations or similar actions with respect to assets subject to such Liens;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) transfers of property or assets subject to casualty, condemnation or similar event upon receipt of the casualty and condemnation proceeds thereof;

(10) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(11) (i) sales, transfers and other dispositions of joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements and (ii) the winding down or dissolution of joint ventures;

(12) a Restricted Payment that does not violate Section 4.07 or is a Permitted Investment;

(13) to the extent allowable under Section 1031 of the Code (or comparable successor provision), any exchange of like property for use in a Permitted Business;

(14) any release of intangible claims or rights in connection with a lawsuit, dispute or other controversy;

(15) terminations of Hedging Obligations;

(16) termination of a lease or sublease of real or personal property that is not necessary for the ordinary course of business;

(17) the sale or discount of accounts receivable in connection with the compromise or collection thereof or in bankruptcy or in a similar proceeding;

(18) the expiration of any contract, contract right or other agreement in accordance with its terms;

(19) a merger, dissolution, liquidation or consolidation, the purpose of which is to substantially concurrently effect a disposition or merger that is permitted under this Indenture;

(20) dispositions of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(21) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Parent, the Company or its Restricted Subsidiaries;

(22) the licensing of patents, trademarks, know-how or any other intellectual property to third Persons in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of the Parent, the Company or any of its Restricted Subsidiaries;

(23) any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Parent, the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company or the Parent;

(24) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Parent, the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

(25) an assignment of an account to an insurance company providing credit insurance to the Parent, the Company or any of its Subsidiaries for purposes of collecting insurance proceeds.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation (other than a Deemed Capitalized Lease), the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) instruments equivalent to those referred to in clauses (1) through (6) above denominated in any foreign currency and comparable in credit quality and tenor to those referred to above and commonly used by Persons for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Parent, the Company or any Restricted Subsidiary.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent, the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect Beneficial Owners of the Voting Stock of such holding company immediately following that transaction are substantially the same as the Beneficial Owners of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

For the avoidance of doubt, the consummation of the Holding Company Merger and the Acquisition shall not constitute a Change of Control.

“Clearstream” means Clearstream Banking, S.A.

“Company” means FirstCash, Inc., and any and all successors thereto.

“Completion Date” means the date on which the Acquisition is consummated.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes of such Person and its Restricted Subsidiaries, including federal, foreign, state, local, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds) for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(4) any (a) salary, benefit and other direct savings resulting from workforce reductions by such Person, (b) relocation costs or expenses of such Person and (c) costs and expenses incurred related to employment of terminated employees incurred by such Person, in each case to the extent that such costs and expenses were deducted in computing such Consolidated Net Income; plus

(5) transaction fees, costs and expenses incurred to the extent actually reimbursed by third parties pursuant to indemnification provisions or insurance; plus

(6) proceeds of business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace; plus

(7) depreciation, amortization (including amortization or charge-off of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(8) non-cash loss (minus non-cash gains) from the early extinguishment of Hedging Obligations or other derivative instruments, to the extent that such losses (or gains) were taken into account in computing such Consolidated Net Income; plus

(9) director fees, expense reimbursements and indemnification payments paid to directors and board observers; plus

(10) (a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (b) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus

(11) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies as a result of permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and specified transactions taken or to be taken by the Parent, the Company and its Subsidiaries, net of the amount of actual benefits realized during such period from such actions; provided that such cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be reasonably identifiable and factually supportable and shall be reasonably anticipated to be realized within 18 months after the applicable permitted asset sale, acquisition, investment, disposition, operating improvement, restructuring, cost savings initiative or specified transaction; plus

(12) expenses, charges and fees deducted during the specified period and covered by indemnification or purchase price adjustments and earn-out payments in connection with any acquisition permitted under this Indenture, to the extent actually received in cash; plus

(13) losses on sales or dispositions of assets outside the ordinary course of business, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(14) losses deducted during the specified period, but for which indemnity recovery is actually received in cash during such period or reasonably expected to be received within 180 days after the end of such period; plus

(15) expenses deducted during the specified period and reimbursed by third parties to the extent such reimbursements are actually received in cash during such period or reasonably expected to be received in cash within 180 days after the end of such period; minus

(16) non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue in the ordinary course of business, (b) any such non-cash item to the extent it will result in the receipt of cash payments in any future period or in respect of which cash was received in a prior period or (c) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent or the Company will be added to Consolidated Net Income to compute Consolidated EBITDA of the Company or the Parent (as applicable) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Parent or the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all gains or losses realized in connection with the early extinguishment of Indebtedness will be excluded;

(2)	any after-tax gains or non-cash losses attributable to asset sales or returned surplus assets of any employee pension benefit plan will be excluded;

(3)

the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(4)

the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Parent, the Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Parent, the Company or any of its Restricted Subsidiaries, will be excluded;

(5)

the net income (but not loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, and (y) restrictions pursuant to the Notes or this Indenture), except that (A) the Company’s or the Parent’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Parent, the Company or another Restricted Subsidiary and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Parent, the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(6)

any unrealized foreign currency translation or transaction gains or losses (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period will be excluded;

(7)	the cumulative effect of a change in accounting principles or accounting standards (including prospective effects) will be excluded;

(8)	any net gains, charges or losses on disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discontinued operations will be excluded;

(9)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, will be excluded;

(10)	non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded;

(11)

the reduction in any Person’s federal income tax liability in connection with an offsetting benefit resulting from the issue or sale of Qualifying Equity Interests of such Person upon the exercise of stock options, warrants or other convertible or exchangeable securities as determined in accordance with GAAP will be included, without duplication;

(12)

any non-recurring fees, costs and expenses of such Person and its Restricted Subsidiaries Incurred as a result of (a) Investments or sales or dispositions of assets permitted hereunder, (b) the issuance, repayment or amendment or Equity Interests or Indebtedness permitted under this Indenture, and (c) litigation settlements will be excluded;

(13)

unusual or non-recurring charges in connection with employee severance, lease terminations and lease buyouts related to closure or consolidation of stores and write-off of assets related to asset sales, acquisitions, investments, restructurings and dispositions will be excluded;

(14)

any out-of-pocket fees or expenses, losses or charges (other than depreciation or amortization expense) related to any issuance, Investment, acquisition, disposition, conveyance or recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or modification thereof), in each case, permitted under this Indenture (including any such transaction consummated prior to or after the Issue Date and any such transaction undertaken whether or not successful) will be excluded;

(15)

non-recurring restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs, cost-savings initiatives, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, costs and expenses relating to out-placement services, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees; and

(16)	to the extent not included in clauses (1) through (15) above, any net extraordinary gains or net extraordinary losses will be excluded.

“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, calculated on a consolidated basis in accordance with generally accepted accounting principles (with pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”).

“Consolidated Total Debt” shall mean, at any date, the aggregate principal amount of all Indebtedness of the Parent, the Company and its Restricted Subsidiaries at such date under clauses (1), (2), (3), (4) and (5) of the definition of Indebtedness.

“Consolidated Total Debt Ratio” shall mean, as of any date of determination, the ratio of (1) Consolidated Total Debt of the Parent, the Company and its Restricted Subsidiaries minus cash and Cash Equivalents of the Parent, the Company and its Restricted Subsidiaries at such date to (2) Consolidated EBITDA of the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 25, 2016, by and among the Company, certain subsidiaries of the Company from time to time party thereto, the lenders party thereto and Wells Fargo Bank, National Association, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means, one or more debt facilities (including, without limitation, any Credit Agreement), debt securities, indentures, commercial paper facilities, other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying Subsidiaries of the Company or the Parent as borrowers or guarantors thereunder).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Deemed Capitalized Leases” means obligations of the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Parent, the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company or the Parent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or the Parent (as applicable) to repurchase such Capital Stock upon the occurrence of a Change of Control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or the Parent (as applicable) may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies Section 4.07 hereof, (2) if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or the Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations and (3) any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Parent, the Company, any of its Subsidiaries or any direct or indirect parent entity of the Parent or the Company, in each case, upon the termination of employment, death or disability of such person pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company, the Parent or its Subsidiaries. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent, the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent or the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees any Indebtedness of the Company, other than any such Restricted Subsidiary of the Parent or the Company that has no material assets other than equity, or equity and indebtedness, of one or more Foreign Subsidiaries or that is owned by a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public sale either (1) of Equity Interests of the Company (prior to the Guarantee Effective Date) by the Company or the Parent (from the Guarantee Effective Date) by the Parent (other than Disqualified Stock and other than to a Subsidiary of the Company or the Parent) or (2) of Equity Interests of a direct or indirect parent entity of the Company or the Parent (other than to the Parent (from the Guarantee Effective Date), the Company or a Subsidiary ~~of the Company~~thereof) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement or the Notes) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by senior management of the Company or, following the Guarantee Effective Date, the Parent and, with respect to any transaction involving aggregate value in excess of $25 million, by the Board of Directors of the Company (or the Parent from the Guarantee Effective Date) (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, Investments, dispositions and discontinued operations that have been made by the specified Person or any of its Restricted Subsidiaries or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the specified Person or any of its Restricted Subsidiaries since the beginning of such period shall have made any acquisitions (including through mergers or consolidations), Investments, dispositions and discontinued operations that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisitions (including through mergers or consolidations), Investments, dispositions and discontinued operations had occurred at the beginning of the applicable four quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

For purposes of making the computation referred to above, interest on any Indebtedness to the extent incurred for working capital purposes under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, will be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent, the Company or a Restricted Subsidiary may designate pursuant to the terms and conditions of any such Indebtedness.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases), imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends (excluding items eliminated in consolidation), whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date) (other than Disqualified Stock) or to the Parent, the Company or a Restricted Subsidiary ~~of the Company~~thereof, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

in each case, excluding (i) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (ii) any expensing of loan commitment and other financing fees.

“Foreign Subsidiary” means any Restricted Subsidiary ~~of the Company~~ that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(d)(3) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business or indemnities, product warranties or similar obligations incurred in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit (other than letters of credit issued in connection with a CSO program) or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantee Effective Date” means any date on or after the Completion Date when the Parent executes a Guarantee in the form attached to this Indenture pursuant to which it guarantees the Company’s obligations under this Indenture and the Notes.

“Guarantors” means (i) from and after the Guarantee Effective Date, Parent and (ii) any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Holding Company Merger” means the merger of the Company with and into Merger Sub on or immediately prior to the Completion Date, pursuant to the Acquisition Agreement and in accordance with Section 251(g) of the Delaware General Corporation Law, with the Company surviving such merger as a direct wholly owned subsidiary of Parent, and upon which each share of common stock of the Company issued and outstanding immediately prior to the effective time of such merger will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of Parent.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than letters of credit issued in connection with a CSO program;

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. The amount of Indebtedness of any Person under the immediately preceding sentence shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $500.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Jefferies LLC, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and BBVA Securities Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if either (or both) of Moody’s and S&P have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade, commission, travel, entertainment, relocation and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent or the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company~~,~~ or the Parent, the Parent and the Company (as applicable) will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s or the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined pursuant to Section 4.07(c) hereof. The acquisition by the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent, the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined pursuant to Section 4.07(c) hereof. Except as otherwise provided in this Indenture and subject to Section 4.07(a)(3)(C) and 4.07(a)(3)(D) hereof, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value, but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) any dividend, distribution, interest payment, return of capital, repayment or other payment or disposition thereof (determined at the time of such sale) or (y) any cancellation of any Investment in the form of a Guarantee without payment therefor by such guarantor, in each case, not to exceed the original amount of such Investment. Any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined by the Company or the Parent.

“Issue Date” means August 26, 2020.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Merger Sub” means Atlantis Merger Sub, Inc., a wholly owned subsidiary of FirstCash Holdings, Inc.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Parent, the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, appropriate amounts to be provided by the Parent, the Company or a Restricted Subsidiary as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Parent, the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, payments required to be made to any Person (other than to the Parent, the Company or its Restricted Subsidiaries) owning a beneficial interest in the assets subject to such Asset Sale, payments of unassumed liabilities (not constituting Indebtedness and not owed to the Parent, the Company or any Subsidiary) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

Notwithstanding the foregoing or anything to the contrary in Section 4.10, to the extent that the Company or the Parent has determined in good faith that repatriation of any or all of the Net Proceeds of any Asset Sales by a Foreign Subsidiary (i) is prohibited, restricted or delayed by applicable local law or (ii) could result in a material adverse tax consequence to the Parent, the Company or its Subsidiaries, an amount equal to the portion of such Net Proceeds so affected will not constitute Net Proceeds or be required to be applied in compliance with the covenant described under Section 5.01; provided that, in any event, the Company or the Parent shall use its commercially reasonable efforts to take actions within its reasonable control that are reasonably required to eliminate such tax effects.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Parent, the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Parent, the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the offering circular, dated August 12, 2020, with respect to the offer and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Parent, the Company, any Subsidiary of the Company or the Parent or the Trustee.

“Parent ” means FirstCash Holdings, Inc. in its capacity as a direct parent of the Company from the Completion Date, together with its permitted successors and assigns.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Parent, the Company and its Restricted Subsidiaries are engaged on the date of this Indenture, and reasonable extensions, developments or expansions of such businesses.

“Permitted Investments” means:

(1) any Investment in the Parent (from and after the Guarantee Effective Date only), the Company or in a Restricted Subsidiary ~~of the Company~~thereof;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Parent (from and after the Guarantee Effective Date only) or the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent (from and after the Guarantee Effective Date only) or the Company or a Restricted Subsidiary ~~of the Company~~thereof;

(4) non-cash consideration received in connection with a sale or disposition of assets permitted under this Indenture, including any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 4.10 and 4.15 hereof.

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date);

(6) any Investments received (a)(i) in exchange for any other Investment or accounts receivable held by the Parent, the Company or any of its Restricted Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer) or (ii) in good faith settlement of delinquent obligations of, and other disputes with, customers, trade debtors, licensors, licensees and suppliers arising in the ordinary course; (b) as a result of a foreclosure by the Parent, the Company or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (c) in compromise or resolution of litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

(9) repurchases of the Notes;

(10) any guarantee permitted to be incurred by Section 4.09 hereof;

(11) Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(12) advances, loans, rebates or extensions of trade credit to customers or suppliers in the ordinary course of business by the Parent, the Company or any of its Restricted Subsidiaries

(13) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(14) Investments acquired after the date of this Indenture as a result of the acquisition by the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent, the Company or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by Section 5.01 hereto after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(15) Investments constituting deposits, prepayments and other credits to suppliers or lessors made in the ordinary course of business;

(16) deposits of cash made in the ordinary course of business to secure performance of operating leases;

(17) pawn transactions, pawn loans and other consumer loans or participations therein in the ordinary course of the day to day business of the Parent, the Company and its Restricted Subsidiaries;

(18) the licensing or contribution of intellectual property to another Person pursuant to any distribution, service, license, joint marketing, co-branding, co-distribution or other similar arrangements with other Persons, however denominated;

(19) letters of credit issued in connection with CSO programs;

(20) Investments in any Person to the extent such Investments consist of prepaid expenses, and lease, utility, workers’ compensation and other deposits made in the ordinary course of business by the Parent, the Company or any of its Restricted Subsidiaries;

(21) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent, the Company or any Restricted Subsidiary or in satisfaction of judgments;

(22) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business; and

(23) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (23) that are at the time outstanding not to exceed the greater of $75.0 million or 2.50% of Consolidated Total Assets.

“Permitted Liens” means:

(1) Liens on assets of the Company or any Guarantor or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred pursuant to clause (1) or clause (19) of the definition of Permitted Debt;

(2) Liens to secure Hedging Obligations and/or Obligations with respect to Treasury Management Arrangements incurred in the ordinary course of business;

(3) Liens on property of a Person (including Equity Interests) existing at the time such Person becomes a Restricted Subsidiary of the Parent or the Company or is merged with or into or consolidated with the Parent or the Company or any Restricted Subsidiary ~~of the Company~~thereof; provided that such Liens were in existence prior to the contemplation of such Person becoming a

Restricted Subsidiary of the Parent or the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Parent or the Company or is merged with or into or consolidated with the Parent, the Company or any Restricted Subsidiary of the Company (and assets and property affixed or appurtenant thereto);

(4) Liens on property (including Capital Stock) existing at the time of acquisition of such property by the Parent, the Company or any Subsidiary ~~of the Company~~thereof; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5) Liens incurred or deposits made to secure the performance of tenders, insurance, workers compensation obligations, unemployment insurance and other types of social security legislation, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations and Liens to secure pledges or deposits with respect to such obligations) or arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Sections 4.09(b)(4) and 4.09(b)(24) hereof covering only the assets acquired with or financed by such Indebtedness and proceeds and products thereof;

(7) Liens to secure Indebtedness of Restricted Subsidiaries that are not Guarantors (or the Company, following the Guarantee Effective Date) permitted under Section 4.09 hereof; provided that such Liens may not extend to any property or assets of the Company or any Guarantor other than the Capital Stock of such non-Guarantor Restricted Subsidiaries;

(8) Liens on the Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(9) Liens existing on the date of this Indenture (and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted by this Indenture), other than Liens securing Indebtedness and other obligations incurred under Credit Facilities pursuant to clause (1) or clause (19) of the definition of “Permitted Debt”;

(10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 60 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens, in each case, incurred in the ordinary course of business;

(12) survey exceptions, ground leases, easements, servitudes, covenants, protrusions, or reservations of, or rights of others for, licenses, rights-of-way, encroachments, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13) Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16) any interest or title of a lessor, licensor, sublicensor or sublessor under any lease, license, sublicense or sublease entered into by the Parent, the Company or any of its Restricted Subsidiaries in the ordinary course of business and covering only the assets so leased, licensed, sublicensed or subleased, including the filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(17) bankers’ Liens, rights of setoff, Liens arising out of judgments, decrees, orders or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(18) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20) grants of software and other technology licenses in the ordinary course of business;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

(23) Liens in favor of the Company or any of the Guarantors;

(24) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(25) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(26) Liens on the Equity Interests in joint ventures held by the Parent, the Company or its Restricted Subsidiaries securing the obligations of such joint ventures;

(27) options, put and call arrangements, rights of first refusal and similar rights to Investments in joint ventures, partnerships or other similar Permitted Investments;

(28) Liens (i) in connection with cash earnest money deposits made by the Parent, the Company or any of its Restricted Subsidiaries in connection with any acquisition of assets or (ii) consisting of an agreement to consummate an asset sale permitted to be made by the terms of this Indenture;

(29) restrictions resulting from any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, in each case, which do not and will not interfere with or affect in any material respect the use, value or operations of any real estate asset of the Parent, the Company or any of its Restricted Subsidiaries or the ordinary conduct of the business of the Parent, the Company or any of its Restricted Subsidiaries;

(30) Liens incurred in the ordinary course of business of the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof with respect to obligations that do not exceed the greater of $75.0 million and 2.50% of Consolidated Total Assets at any time outstanding;

(31) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent, the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(32) Liens securing Acquired Indebtedness incurred in accordance with Section 4.09; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Parent, the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Parent, the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Parent, the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent, the Company or a Restricted Subsidiary; and

(33) leases, subleases, non-exclusive licenses or non-exclusive sublicenses granted to other Persons (including with respect to intellectual property) by the Parent, the Company or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Parent, the Company and its Restricted Subsidiaries taken as a whole.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent, the Company or any of its Restricted Subsidiaries, Disqualified Stock of the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date), or preferred stock of any of the Parent’s or the Company’s Restricted Subsidiaries, in each case issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge other Indebtedness of the Parent, the Company or any of its Restricted Subsidiaries, Disqualified Stock of the Company or the Parent, or preferred stock of any of the Parent’s or the Company’s Restricted Subsidiaries (in each case other than intercompany Indebtedness, Disqualified Stock or preferred stock); provided that:

(1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness, Disqualified Stock or preferred stock renewed, refunded, refinanced, replaced, extended, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums and defeasance costs, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the later of (a) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged or (b) 91 days after the final maturity date of the Notes;

(3) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged;

(4) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes taken as a whole, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged; and

(5) such Indebtedness is incurred either by the Parent (from and after the Guarantee Effective Date only), the Company or a Subsidiary Guarantor or by the Restricted Subsidiary of the Parent or the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged.

For the avoidance of doubt, it is understood that such Indebtedness, Disqualified Stock or preferred stock incurred in connection with such renewal, refunding, refinancing, extension, replacement, defeasance or discharge may constitute an issuance of Indebtedness, Disqualified Stock or preferred stock in excess of the amount permitted under this definition of “Permitted Refinancing Indebtedness” to the extent that such excess amount is otherwise permitted under Section 4.09 hereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company or the Parent other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided that if either Moody’s or S&P (or both) shall cease issuing a rating on the notes for reasons outside the control of the Parent or the Company, then the Parent or the Company may select a nationally recognized statistical rating agency to substitute for Moody’s or S&P (or both).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the period from the date the Notes were first offered through and including the 40th day after the later of the commencement of such offering and the Issue Date.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, references to a “Restricted Subsidiary” refer to Restricted Subsidiaries of the Company prior to the Guarantee Effective Date and to Restricted Subsidiaries of the Parent (including the Company) after such date.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture. For purposes Section 6.01, the term “Significant Subsidiary” shall also include any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company or the Parent (as applicable), any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantors” means, each Restricted Subsidiary of the Company, if any, that guarantees the Notes in accordance with the terms of this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Texas Pawnshop Act” means Section 371.072 of the Texas Finance Code, as amended.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 1, 2023; provided, however, that if the period from the redemption date to September 1, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company or the Parent.

“Trustee” means BOKF, NA, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (prior to the Guarantee Effective Date) or the Parent (following the Guarantee Effective Date) that is designated by the Board of Directors of the Company (or the Parent from the Guarantee Effective Date) as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items;

(2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent, the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or the Company; and

(3) is a Person with respect to which neither the Parent, the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Notwithstanding the foregoing, at no time may the Company be an Unrestricted Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Deemed Date”	4.09
“Election Date”	4.07
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Increased Amount”	4.12
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.20	(c)
“Suspended Covenants”	4.20	(a)
“Suspension Period”	4.20	(b)

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

No provisions of the TIA are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events described in clauses (1), (2) or (3) above, or Section 2.06(c) or (e) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Intentionally Omitted]

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) AND (2) AGREES THAT IT WILL NOT WITHIN [ONE YEAR—FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FIRSTCASH, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) ERISA Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND/OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF (I) ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (III) ENTITY THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE ACQUISITION AND/OR HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY SUCH HOLDER WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03. Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or otherwise cause to be transmitted in accordance with the Applicable Procedures), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment and, subject to satisfaction of the conditions specified therein, if any, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) any conditions to such redemption;

(8) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 10 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof and, subject to satisfaction of the conditions specified therein, if any, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

At the election of the Company, a notice of redemption may be conditioned upon the occurrence of one or more events specified in the notice, including, but not limited to, completion of an Equity Offering or Change of Control, other offering, issuance of Indebtedness, or other transaction or event.

Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. If any redemption is so subject to the satisfaction of one or more conditions precedent, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) and the Company has provided the Trustee notice of such satisfaction (or waiver) by at least two Business Days prior to the redemption date (but may not be delayed for more than 60 days after the applicable notice of redemption), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) or if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Such notice may also provide that the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.05. Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) At any time prior to September 1, 2023, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 104.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not to exceed the net proceeds from an Equity Offering ~~by the Company~~; provided that:

(1) at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Parent, the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) At any time prior to September 1, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c) The Notes may be redeemed pursuant to Section 4.15(e) hereof.

(d) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to September 1, 2023.

(e) On or after September 1, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on September 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2023	102.313%
2024	101.156%
2025 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10(d) hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail (or otherwise cause to be transmitted in accordance with the Applicable Procedures), a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03. Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company (or the Parent from the Guarantee Effective Date) will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes (or file with the SEC for public availability), no later than thirty days after the expiration of the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company (or the Parent from the Guarantee Effective Date) were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants (or the Parent’s certified independent accountants from the Guarantee Effective Date); and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company (or the Parent from the Guarantee Effective Date) were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company (or the Parent from the Guarantee Effective Date) will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified above (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. The Company and the Parent will at all times comply with TIA §314(a).

If, at any time, the Company (or the Parent from the Guarantee Effective Date) is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company (or the Parent from the Guarantee Effective Date) will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company (or the Parent from the Guarantee Effective Date) will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s (or the Parent’s from the Guarantee Effective Date) filings for any reason, the Company (or the Parent from the Guarantee Effective Date) will post the reports referred to in the preceding paragraphs on its website within the time periods specified in this Section 4.03.

(b) If the Company (or the Parent from the Guarantee Effective Date) has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent, the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company or the Parent (as applicable).

(c) For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Notwithstanding the foregoing, the Company (and the Parent from the Guarantee Effective Date) shall be deemed to have furnished the reports required by paragraphs (a) and (b) of this Section 4.03 to the Trustee and the Holders on the date the Company (or the Parent from the Guarantee Effective Date) files such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports become publicly available.

Section 4.04. Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor would be required under the TIA if this Indenture were qualified under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Parent, the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

The Parent and the Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

(a) The Company, or, from and after the Guarantee Effective Date, the Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the the Company’s (or, from and after the Guarantee Effective Date, the Parent’s) or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent, the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s (or, from and after the Guarantee Effective Date, the Parent’s) or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date) and other than dividends or distributions payable to the the Company (or the Parent from and after the Guarantee Effective Date) or a Restricted Subsidiary ~~of the Company~~thereof);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date)) any Equity Interests of the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date) or any direct or indirect parent of the Company (including the Parent);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company (or, from the Guarantee Effective Date, the Parent) and any of its Restricted Subsidiaries), except a payment of interest or a payment of principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) prior to the Guarantee Effective Date, the Company or, from and after the Guarantee Effective Date, the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent, the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (6), (8), (9), (10), (11) and (12) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Parent’s (from the Guarantee Effective Date) or, prior to such date, the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds received by the Company (or, following the Guarantee Effective Date, the Parent since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Parent or the Company (as applicable) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or the Company (as applicable) or convertible or exchangeable debt securities of the Parent or the Company (as applicable), in each case that have been converted into or exchanged for such Qualifying Equity Interests of the Parent or the Company (as applicable) (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Parent or the Company); plus

(C) to the extent that any Restricted Investment that was made after the date of this Indenture is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Parent or the Company (as applicable), the Fair Market Value of such Restricted Investment as of the date such entity becomes a Restricted Subsidiary (or, if less, the amount of cash received upon repayment or sale); plus

(D) to the extent that any Unrestricted Subsidiary of the Parent or the Company (as applicable) designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Parent’s or the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated; plus

(E) 100% of any dividends received in cash by the Parent (from and after the Guarantee Effective Date) or the Company (prior to the Guarantee Effective Date), or a Restricted Subsidiary ~~of the Company~~thereof that is a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Parent or the Company, as applicable to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company or the Parent for such period; plus

(F) $100.0 million.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent or the Company, as applicable) of, Equity Interests of the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date) (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(a)(3)(B) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 of this Indenture;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of, from and after the Guarantee Effective Date, the Parent or, prior to such date, the Company to the holders of its Equity Interests on a pro rata basis or on a basis more favorable to the Parent or the Company, as applicable;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, the Company or any Restricted Subsidiary ~~of the Company~~thereof held by any future, current or former officer, director, employee or consultant of the Parent, the Company or any of its Restricted Subsidiaries pursuant to any employment agreement, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any fiscal year (with unused amounts in any year carried over to future years) plus the amount of cash proceeds from any key man life insurance received in such fiscal year; provided that such amount may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Company (prior to the Guarantee

Effective Date) and the Parent (from the Guarantee Effective Date) to current or former members of management, directors, managers or consultants of the Parent, the Company or any of its Subsidiaries that occurs after the date of this Indenture, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments by virtue of Section 4.07(a)(3)(B);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities, the withholding of a portion of Equity Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or vesting thereof) or the cancellation of stock options, warrants or other Equity Interest awards;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company (prior to the Gurantee Effective Date) or the Parent (from and after such date) or any preferred stock of any Restricted Subsidiary ~~of the Company~~ issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent, the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9) the repurchase or other acquisition for value of Capital Stock of the Company with the net proceeds received by the Company from the offering of the Notes originally issued as described in the Offering Circular; provided that the aggregate price paid for all such repurchases or other acquisitions of Capital Stock may not exceed the greater of (a) 5.0% of Consolidated Total Assets and (b) $150.0 million in the aggregate;

(10) (i) other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of this Indenture; and (ii) other Restricted Payments so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio shall be less than 2.75 to 1.00;

(11) the repurchase, redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described in Sections 4.10 or 4.15 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(12) the declaration and payment of regularly scheduled or accrued dividends to holders of the common stock of the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date) on or after the Issue Date in an aggregate amount not to exceed the greater of (a) 2.5% of Consolidated Total Assets and (b) $75.0 million in any fiscal year.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent, the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of this Section 4.07, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

(d) For the purposes of determining compliance with this Section 4.07, (i) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof but may be permitted in part under any combination thereof and (ii) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of more than one of the types of Restricted Payments or (or any portion thereof) Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof, the Company, in its sole discretion, may divide and classify, and from time to time may divide and reclassify (based on circumstances existing at the time of such division or reclassification), such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification, except that the Company may not reclassify any Restricted Payment or Permitted Investment as having been made under Section 4.07(b)(10) if originally made under another clause of Section 4.07(b), under Section 4.07(a)(3) or as a Permitted Investment.

(e) In connection with any commitment, definitive agreement, declaration, notice, action or similar event relating to the payment or making of an Investment or Restricted Payment, the Parent, the Company or the applicable Restricted Subsidiary may designate such Investment or Restricted Payment as having occurred on the date of the commitment, definitive agreement, declaration, notice, action or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment or Restricted Payment and all related transactions in connection therewith and any related pro forma adjustments, the Parent, the Company or any of its Restricted Subsidiaries would have been permitted to make such Investment or Restricted Payment on the relevant Election Date in compliance with this Indenture, and any related subsequent actual declaration, payment or making of such Investment or Restricted Payment will be deemed for all purposes under this Indenture to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and Consolidated EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after such Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement, declaration, notice, action or similar event shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company, or, from and after the Guarantee Effective Date, the Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) any agreement in existence on the date of this Indenture, including agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2) this Indenture, the Notes and the Note Guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein, taken as a whole, are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;

(4) applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(5) any instrument or agreement governing Indebtedness or Capital Stock of a Person acquired by or merged or consolidated with or into the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary or that is assumed in connection with or in contemplation of such acquisition of assets from such Person, in each case as in effect at the time of such transaction, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or merged; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; provided further that for purposes of this clause (5), if a Person other than the Company or the Parent (from the Guarantee Effective Date) is the successor issuer with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Parent (from the Guarantee Effective Date), the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such successor issuer;

(6) customary non-assignment and similar provisions in contracts, leases, sub-leases, licenses and sub-licenses and provisions restricting sub-letting or sub-licensing in contracts, leases, sub-leases, licenses and sub-licenses entered into in the ordinary course of business;

(7) mortgage financings, purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(8) with respect to a Restricted Subsidiary (or any of its property or assets), encumbrances or restrictions imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, licenses, sub-licenses, leases, sub-leases and other similar agreements (including agreements entered into in connection with a Restricted Investment) in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(13) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of the property or assets of the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries in any manner material to the Parent (from the Guarantee Effective Date), the Company or its Restricted Subsidiaries;

(14) customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations or Treasury Management Obligations permitted under this Indenture;

(15) by virtue of any transfer of, agreement to transfer, option or right with respect to, any property or assets of the Parent (from the Guarantee Effective Date), the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(16) which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company or the Parent (from the Guarantee Effective Date), on or after the date of this Indenture, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(17) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice;

(18) restrictions under customary provisions in partnership agreements, limited liability company organizational or governance documents, joint venture agreements, corporate charters, stockholders’ agreements and other similar agreements and documents on the transfer of ownership interests in such partnership, limited liability company, joint venture or similar person;

(19) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent, the Company or any Restricted Subsidiary;

(20) a security agreement governing a Lien permitted under this Indenture containing customary restrictions on the transfer of any property or assets; and

(21) any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (20), or in this clause (21); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

(c) Nothing contained in this Section 4.08 shall prevent the Parent (from the Guarantee Effective Date), the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted pursuant to Section 4.12 hereof, or (ii) restricting the sale or other disposition of property or assets of the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Parent (from the Guarantee Effective Date), the Company or any of its Restricted Subsidiaries incurred in accordance with this Indenture.

(d) For purposes of determining compliance with this Section 4.08, (1) the priority of any preferred stock in receiving dividends prior to distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Equity Interests and (2) the subordination of loans or advances made to the Parent, the Company or a Restricted Subsidiary to other Indebtedness incurred by the Parent, the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company (prior to the Guarantee Effective Date) and the Parent (from and after the Guarantee Effective Date) will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarantee Effective Date) will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the ~~Company~~Parent or the Company, as applicable may incur Indebtedness (including Acquired Debt), the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date) may issue Disqualified Stock, and the Subsidiary Guarantors (and the Company, following the Guarantee Effective Date) may incur Indebtedness (including Acquired Debt) or issue ~~Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue~~ preferred stock, if the Fixed Charge Coverage Ratio for the Company’s (or the Parent’s from the Guarantee Effective Date) most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent, the Company and its Restricted Subsidiaries thereunder) not to exceed (as of the date of incurrence of Indebtedness under this clause (1) and after giving pro forma effect to such incurrence and the application of net proceeds therefrom) the greater of (A) $750.0 million and (B) 25% of Consolidated Total Assets as of the date of such incurrence;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness and Disqualified Stock existing on the date of this Indenture;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes ~~and the related Note Guarantees~~ to be issued on the date of this Indenture and the related Note Guarantees (other than any Additional Notes and related Note Guarantees);

(4) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings, purchase money obligations or Disqualified Stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Parent, the Company or any of its Restricted Subsidiaries, in an aggregate principal amount or accreted liquidation preference, including all Permitted Refinancing Indebtedness incurred or issued to renew, refund, refinance, replace, defease or discharge any Indebtedness or Disqualified Stock incurred or issued pursuant to this clause (4), not to exceed the greater of $175.0 million or 7.50% of Consolidated Total Assets at any time outstanding;

(5) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness or the issuance by the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date) of Disqualified Stock (including additional Disqualified Stock issued to pay premiums, retirement costs, accrued dividends and fees and expenses in connection therewith) in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease, discharge or extend any Indebtedness or Disqualified Stock (other than intercompany Indebtedness or Disqualified Stock) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (12), (16), (18), (19) or (24) of this Section 4.09(b);

(6) the incurrence by the Company (or, following the Guarantee Effective Date, the Parent) or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company (or, following the Guarantee Effective Date, the Parent) and any of its Restricted Subsidiaries; provided, however, that:

(A) if:

(1) the Company or any Guarantor is the obligor on such Indebtedness; and

(2) the payee is not the Company or a Guarantor,

then such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (1) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness incurred under this clause (6) being held by a Person other than the Parent or the Company (as applicable) or a Restricted Subsidiary ~~of the Company~~thereof; and

(2) any sale or other transfer of any Indebtedness incurred under this clause (6) to a Person that is not either the Parent or the Company(as applicable) or a Restricted Subsidiary ~~of the Company~~thereof, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the ~~Company’s~~ Restricted Subsidiaries to the Parent (from and after the Guarantee Effective Date only), the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Parent (if applicable), the Company or a Restricted Subsidiary ~~of the Company~~thereof; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Parent (if applicable), the Company or a Restricted Subsidiary ~~of the Company~~thereof,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Hedging Obligations and Obligations with respect to Treasury Management Arrangements in the ordinary course of business;

(9) the guarantee by the Parent, the Company or any Restricted Subsidiary of Indebtedness of the Parent (from and after the Guarantee Effective Date only), the Company or a Restricted Subsidiary ~~of the Company~~thereof, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, statutory obligations, bankers’ acceptances, bank guarantees, customs bonds, stay bonds, performance and surety bonds, completion guarantees, bid bonds, appeal bonds and similar obligations in the ordinary course of business or consistent with industry practice;

(11) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within ten Business Days;

(12) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed the greater of $125.0 million or 5.0% of Consolidated Total Assets (or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency) (it being understood that any Indebtedness incurred pursuant to this clause (12) shall cease to be deemed incurred or outstanding for purposes of this clause (12) but shall be deemed incurred for the purposes of Section 4.09(a) from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under Section 4.09(a) without reliance upon this clause (12));

(13) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Indebtedness in respect of endorsements of negotiable instruments in the ordinary course of business;

(14) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(15) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of:

(A) Indebtedness consisting of seller financing, seller notes and other similar obligations incurred in connection with any Permitted Investment in an aggregate principal amount not to exceed the greater of $75.0 million and 2.25% of Consolidated Total Assets at any time outstanding; or

(B) Indebtedness arising from agreements of the Parent, the Company or its Restricted Subsidiaries providing for working capital adjustments, purchase price adjustments, non-competes, consulting, deferred compensation, holdbacks, earn-out obligations, contingent consideration, contributions and similar obligations incurred in connection with any Permitted Investment or disposition of any business;

(16) Indebtedness of any Person that is assumed by the Parent, the Company or a Restricted Subsidiary in connection with the acquisition of such Person or Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Parent, the Company or a Restricted Subsidiary) after the date hereof as a result of an Investment permitted hereunder and all Permitted Refinancing Indebtedness thereof; provided that after giving effect to such Person becoming a Restricted Subsidiary (or to such merger or consolidation), the Company (prior to the Guarantee Effective Date) or the Parent (thereafter) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (a) of this Section 4.09 or the Fixed Charge Coverage Ratio of the Company (or the Parent from the Guarantee Effective Date) would equal or exceed the Fixed Charge Coverage Ratio of the Company (or the Parent from the Guarantee Effective Date) immediately prior to giving effect thereto;

(17) Indebtedness consisting of promissory notes issued by the Parent, the Company or any of its Restricted Subsidiaries to any future, current or former employee, director or consultant of the Parent, the Company, any of its direct or indirect parents or any of its Subsidiaries (or permitted transferees, assigns, estates or heirs of such employee, director or consultant), to finance the purchase or redemption of Equity Interests of the Parent, the Company, any of its direct or indirect parents or any of its Subsidiaries permitted by Section 4.07 hereof;

(18) the incurrence by any Domestic Subsidiary of the Parent or the Company that is not a Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (18), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed the greater of $15.0 million and 0.50% of Consolidated Total Assets;

(19) the incurrence by the Parent, the Company or its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of $200.0 million or 7.50% of Consolidated Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of Section 4.09(a) from and after the first date on which the Parent, the Company or such Restricted Subsidiary could have incurred such Indebtedness under Section 4.09(a) without reliance upon this clause (19));

(20) Indebtedness of the Parent, the Company or any of its Restricted Subsidiaries to the extent the proceeds of such Indebtedness are deposited and used to defease or satisfy and discharge all of the Notes then outstanding;

(21) Indebtedness representing deferred compensation to employees of the Parent, the Company and its Restricted Subsidiaries in the ordinary course of business;

(22) Indebtedness incurred by the Parent, the Company and its Restricted Subsidiaries in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts;

(23) unsecured Indebtedness in respect of credit card programs; and

(24) the incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Indebtedness represented by a mortgage financing of its corporate headquarters, including all Permitted Refinancing Indebtedness incurred or issued to renew, refund, refinance, replace, defease or discharge any such Indebtedness incurred or issued pursuant to this clause (24); provided that (a) the aggregate principal amount of Indebtedness incurred under this clause (24) shall not exceed the fair market value of the corporate headquarters (as determined in good faith by the Company or the Parent and measured at the time of such incurrence) and (b) any such Indebtedness shall not be secured by Liens on any other assets of the Parent, the Company or its Restricted Subsidiaries other than such corporate headquarters improvements, accessions and appurtenances thereto and the proceeds and products thereof.

The Company and the Parent will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed at all times to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company or the Parent (as applicable) as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or, in the case of revolving Indebtedness incurred pursuant to this Section 4.09, on the date such Indebtedness was first committed); provided, that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Parent, the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

In connection with the incurrence of (x) revolving loan Indebtedness under this Section 4.09 or (y) any commitment relating to the incurrence of Indebtedness under this Section 4.09 and the granting of any Lien to secure such Indebtedness, the Parent, the Company or the applicable Restricted Subsidiary may designate such incurrence and the granting of any Lien thereof as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred and granted on such Deemed Date, including, without limitation, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable) and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith).

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.10. Asset Sales.

(a) The Company (or, from and after the Guarantee Effective Date, the Parent) will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent or the Company, as applicable, or any of its Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Parent or the Company, as applicable or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities of the Parent (from and after the Guarantee Effective Date only), the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Parent, the Company or such Restricted Subsidiary from or indemnifies against further liability with respect to such liabilities;

(B) any securities, notes or other obligations received by the Parent (from and after the Guarantee Effective Date only), the Company or any such Restricted Subsidiary from such transferee that are within 180 days of such Asset Sale, subject to ordinary settlement periods, converted by the Parent (from and after the Guarantee Effective Date only), the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(C) any stock or assets of the kind referred to in clauses (2) or (4) of paragraph (b) of this Section 4.10, subject to the conditions stated therein;

(D) Indebtedness of any Restricted Subsidiary (other than subordinated Indebtedness or intercompany obligations) that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent, the Company and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

(E) any Designated Noncash Consideration received by the ~~Issuer~~Parent (from and after the Guarantee Effective Date only), the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (E) that has not previously been converted to cash not to exceed the greater of $75.0 million or 2.75% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale (a binding commitment entered into within such 365 day period shall be treated as a permitted application of the Net Proceeds so long as such Net Proceeds shall be applied to satisfy such commitment within 180 days of the date of such commitment), the Parent ((from and after the Guarantee Effective Date) or the Company (prior to such date) or one or more ~~of its~~ Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds:

(1) to repay (a) Indebtedness and other Obligations under a Credit Facility; or (b) other Indebtedness (other than Indebtedness contractually subordinated in right of payment to the Notes or to any Note Guarantee) of the Parent (from and after the Guarantee Effective Date only), the Company or any Restricted Subsidiary ~~of the Company~~thereof secured by a Permitted Lien;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent (from and after the Guarantee Effective Date only)or the Company;

(3) to make one or more capital expenditures; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business or replace the assets subject to this Section 4.10;

(5) with respect to Asset Sales of assets of a Restricted Subsidiary ~~of the Company~~ that is not a Guarantor or the issuer of the Notes, to permanently reduce Indebtedness of a Restricted Subsidiary ~~of the Company~~ that is not a Guarantor or the issuer of the Notes (and to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Parent (from and after the Guarantee Effective Date only), the Company or another Subsidiary of the Company; and/ or

(6) a combination of repayment and investment permitted by the foregoing clauses (1), (2), (3), (4) and (5).

(c) Pending the final application of any Net Proceeds, the Parent (from and after the Guarantee Effective Date only), the Company or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) If the Net Proceeds exceed the aggregate amount within the applicable time period, such excess amount that has not been applied or invested as provided clause (b) of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within thirty days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11. Transactions with Affiliates.

(a) The Company (or, from and after the Guarantee Effective Date, the Parent) will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent or the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Parent or the Company (as applicable) or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent, the Company or such Restricted Subsidiary with an unrelated Person; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company (or the Parent from the Guarantee Effective Date) set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or the Parent from the Guarantee Effective Date, as applicable.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment agreement, severance agreement, collective bargaining agreement, consultant, employee benefit plans or arrangements with any employee, consultant, officer or director, including any stock option, stock appreciation rights, stock incentive or similar plans, director or officer indemnification agreements or any similar arrangements entered into by the Parent, the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Parent (from and after the Guarantee Effective Date only), the Company and/or its Restricted Subsidiaries, including any entity that becomes a Restricted Subsidiary as a result of such transaction;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company or the Parent) that is an Affiliate of the Company or the Parent solely because the Company or the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary compensation, salaries, bonuses, fees, other employee benefits and indemnities and reimbursement of expenses (pursuant to indemnity arrangements or otherwise) of current or future officers, directors, managers, employees or consultants of the Parent, the Company or any of its Restricted Subsidiaries;

(5) transactions between the Parent, the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Parent, the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Parent, the Company, any Restricted Subsidiary or any direct or indirect parent entity of the Parent or the Company; provided that such director abstains from voting as a director of the Parent, the Company or such Restricted Subsidiary on any matter involving such other Person;

(6) any issuance of Equity Interests (other than Disqualified Stock) of the Company (prior to the Guarantee Effective Date) and the Parent (from the Guarnatee Effective Date) to any officer, director or employee of the Parent, the Company or any of its Restricted Subsidiaries or any other Affiliates of the Company or the Parent;

(7) Restricted Payments or Permitted Investments that do not violate Section 4.07 hereof;

(8) contracts or arrangements between the Parent, the Company and/or its Subsidiaries and any of its Affiliates regarding coordination and/or joint defense of any litigation or any other action, suit, proceeding, claim or dispute before any courts, arbitrators or governmental authority;

(9) contracts or arrangements to sell or buy advertising between the Parent, the Company and/or its Subsidiaries and any of its Affiliates entered into in the ordinary course of business;

(10) payments to an Affiliate in respect of the Notes or any other Indebtedness of the Parent, the Company or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(11) any merger, consolidation or reorganization of the Company or the Parent with an Affiliate ~~of the Company~~thereof solely for the purpose of (A) forming or collapsing a holding company structure or (B) reincorporating the Company or the Parent (as applicable) in a new jurisdiction;

(12) (A) transactions with customers, clients, suppliers, joint venture partners, or purchasers or sellers of goods or services, (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm or (C) any management services or support agreement, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the

Parent, the Company or any of its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company (or the Parent from the Guarantee Effective Date) or the disinterested senior management thereof, or are on terms at least as favorable as might reasonable have been obtained at such time from an unaffiliated Person;

(13) any transaction which has been determined, in the opinion of an accounting, appraisal or investment banking firm of national standing, to be fair, from a financial point of view, to the Parent, the Company or the applicable Restricted Subsidiary or stating that the terms are not materially less favorable to the Parent, the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent, the Company or such Restricted Subsidiary with an unrelated Person;

(14) transactions entered into in good faith with any of the Parent’s, the Company’s or a Restricted Subsidiary’s Affiliates which provide for shared services and/or facilities arrangements and which provide cost savings and/or other operational efficiencies to the Parent, the Company and its Restricted Subsidiaries, taken as a whole, and payments related thereto;

(15) transactions pursuant to any contract or agreement with the Parent, the Company or any of its Restricted Subsidiaries in effect on the date of this Indenture, as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement in not more disadvantageous to the Holders in any material respect than the terms contained in such contract or agreement in effect on the date of this Indenture;

(16) provision by an Affiliate of commercial banking or lending services or other similar services on terms that are no less favorable to the Parent, the Company or the relevant Restricted Subsidiary than those that would have been obtained by an unaffiliated party;

(17) the pledge of Capital Stock of an Unrestricted Subsidiary or joint venture to secure Indebtedness of that Person;

(18) issuances of Equity Interests of the Company (prior to the Guarantee Effective Date) or the Parent (other than Disqualified Stock) not constituting a Change of Control;

(19) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or other transactions undertaken for the purpose of the consolidated tax efficiency of the Parent, the Company and its Subsidiaries and not for the purposes of circumventing any covenants set forth in the indenture; provided that the Board of Directors determines in good faith that the formation and maintenance of such group or subgroup is in the best interests of the Company or the Parent, and will not result in the Parent, the Company and the Restricted Subsidiaries paying taxes in excess of the tax liability that would have been payable by them on a stand-alone basis; and

(20) transactions permitted by, and complying with, the provisions of ~~Section~~Sections 5.01 and 10.04(a).

Section 4.12. Liens.

The Company (or the Parent, following the Guarantee Effective Date) will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien (or, if such Lien secures Indebtedness or Attributable Debt that is subordinate in right of payment to the Notes or any Note Guarantee, the Notes or such Note Guarantee are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien).

For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company (prior to the Guarantee Effective Date) or the Parent (from the Guarantee Effective Date), the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.13. Business Activities.

The Parent and the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent, the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14. Corporate Existence.

Subject to Article 5 hereof, the Parent and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent, the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Parent, the Company and its Subsidiaries; provided, however, that the Company and the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company (or the Parent from the Completion Date) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent, the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15. Repurchase at the Option of Holders.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder, unless the Company has previously or concurrently mailed or sent a redemption notice with respect to all of the outstanding Notes pursuant to Section 3.07 hereof, to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 20 days following any Change of Control, unless the Company has previously or concurrently mailed or sent a redemption notice with respect to all of the outstanding Notes pursuant to Section 3.07 hereof, the Company will cause to be mailed, by first class mail (or otherwise cause to be transmitted in accordance with the Applicable Procedures), a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed, except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (in which case the expected repurchase date will be stated and may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control and which may be tolled until the closing of such transaction) (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party (including an affiliate of the Company) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e) In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following the repurchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest on the Notes that remain outstanding, to, but not including, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Section 4.16. Limitation on Sale and Leaseback Transactions.

The Company (or, from and after the Guarantee Effective Date, the Parent) will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Parent, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Parent, the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company (or the Parent from the Guarantee Effective Date) and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or the Parent applies the proceeds of such transaction in compliance with Section 4.10 hereof.

Section 4.17. Payments for Consent.

The Parent and the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Notwithstanding the foregoing, any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Note Guarantees in connection with an exchange offer, the Parent, the Company and any of its Restricted Subsidiaries may exclude (i) any Holder or Beneficial Owner that is not a QIB or an Institutional Accredited Investor, (ii) any Non-U.S. Person, (iii) any Holder or Beneficial Owner of Notes in any jurisdiction (other than the United States) where the inclusion of such Holders or Beneficial Owners would require the Parent, the Company or any such Restricted Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or Beneficial Owners in such jurisdiction would be unlawful, in each case as determined by the Company or the Parent, in its sole discretion.

Section 4.18. Additional Note Guarantees.

If the Company (or, from and after the Guarantee Effective Date, the Parent) or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture and such Domestic Subsidiary becomes a guarantor of the Company’s obligations under the Credit Agreement, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 30 Business Days of the date on which it first became a guarantor under the Credit Agreement to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions). The form of such supplemental indenture is attached as Exhibit E hereto.

Section 4.19. Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company (or the Parent from the Guarantee Effective Date) may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger or consolidation or Investment therein but excluding the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted

Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent, the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company or the Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company (or the Parent from the Guarantee Effective Date) may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Parent or the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company or the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company or the Parent will be in default of such covenant. The Board of Directors of the Company (or the Parent from the Guarantee Effecgive Date) may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company or the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company or the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20. Suspension of Certain Covenants.

(a) If at any time after the Issue Date (i) the Notes have an Investment Grade Rating from both of the Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, then the Parent, the Company and its Restricted Subsidiaries shall not be subject to Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.19, or clause (4) of Section 5.01 hereof (the “Suspended Covenants”).

(b) During any such period in which the Suspended Covenants are suspended (a “Suspension Period”), the Parent and the Company shall not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Parent or the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment, as set forth in Section 4.07 hereof, following the Reversion Date.

(c) In the event that the Parent, the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of Section 4.20(a) hereof is no longer satisfied, then the Parent, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

(d) During the Suspension Period, the Parent, the Company and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.12 hereof (including, without limitation, Permitted Liens to the extent provided for in Section 4.12 hereof), and any Permitted Liens which may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenants continued to be applicable during the Suspension Period (but solely for purposes of Section 4.12 hereof and for no other covenant).

(e) On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness incurred pursuant to clause (2) of Section 4.09(b) hereof. For purposes of calculating the amount available to be made as Restricted Payments under the second paragraph numbered (3) of Section 4.07(a) hereof, calculations under such paragraph shall be made as though such Section 4.07 had been in effect during the entire period of time after the Issue Date (including the Suspension Period), except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period. Restricted Payments made during the Suspension Period not otherwise permitted under Section 4.07(b) hereof will not reduce the amount available to be made as Restricted Payments under the second paragraph numbered (3) of Section 4.07(a) hereof. For purposes of Section 4.10, on the Reversion Date, the amount of Excess Proceeds not applied in accordance with such covenant will be reset to zero.

(f) Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period or upon the Reversion Date or after that time solely based upon events that occurred during the Suspension Period.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Guarantors taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia (including a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia); and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Parent, the Company and its Restricted Subsidiaries. Clauses (3) and (4) of this Section 5.01 will not apply to (1) any merger or consolidation of the Company (a) with or into the Parent or one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Parent, the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.10 or 4.15 hereof;

(4) failure by the Parent, the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent, the Company or any Significant Subsidiary (or the payment of which is guaranteed by the Parent, the Company or any Significant Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of, premium on, if any, or interest if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $50.0 million or more;

(6) failure by the Parent, the Company or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, bonded, discharged, stayed, annulled or rescinded for a period of 60 days;

(7) except as permitted by this Indenture, any Note Guarantee of the Parent or a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee), or the Parent, or any Guarantor which is a Significant Subsidiary, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee); and

(8) the Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Parent, the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Parent, the Company or any Significant Subsidiary or for all or substantially all of the property of the Parent, the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Parent, the Company or any Significant Subsidiary; or

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) In the event of any Event of Default specified in clause (a)(5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 90 days after such Event of Default arose, the Company delivers an Officers’ Certificate to the Trustee stating that:

(1) (A) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (B) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;

(2) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02. Acceleration.

In the case of an Event of Default specified in clause (a)(8) or (a)(9) of Section 6.01 hereof with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest on the Notes that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Such standard of care is not considered a fiduciary standard nor shall the Trustee be considered a fiduciary in performance of its duties.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be liable for any consequential damages.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes, Offering Circular or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee is not deemed to have knowledge of any Event of Default, except payment-related default, unless specifically notified in writing as provided in Section 12.02 and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with May 15, 2021, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (a)(8) or (a)(9) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this 0 Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6) and (7) hereof will not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Circular to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(7) to evidence and provide for the acceptance and appointment of a successor trustee under this Indenture pursuant to the requirements hereof;

(8) to conform to the “Description of the Notes” in the Offering Circular, as set forth in an officer’s certificate delivered to the Trustee;

(9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(10) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release any Guarantor from its Note Guarantee in accordance with the terms of this Indenture;

(11) to convey, transfer, assign, mortgage or pledge as security for the notes any property or assets in accordance with Section 4.12;

(12) to make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that:

(A) compliance with this Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law; and

(B) such amendment does not materially affect the rights of Holders to transfer notes; or

(13) to make any change that does not adversely affect the rights of any Holder in any material respect.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note, reduce the amount payable upon the redemption of any Note, or change the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed (other than a conditional notice of redemption as provided under Section 3.04 with respect to Sections 3.07, 3.09, 4.10 and 4.15 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment; or

(10) make any change in the preceding amendment and waiver provisions.

Section 9.03. [Intentionally Omitted]

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.

(a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

(b) To the extent required by the Texas Pawnshop Act, the obligations under a Note Guarantee of any Guarantor subject to such provision of the Texas Pawnshop Act will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such provision of the Texas Pawnshop Act, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor, result in the obligations of such Guarantor under its Note Guarantee not resulting in a violation of the requirement to maintain a minimum of net assets that are used or readily available for use in the business of such Guarantor pursuant to the Texas Pawnshop Act.

Section 10.03. Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit E hereto) shall be executed an Officer on behalf of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee with respect thereto will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that any Restricted Subsidiary is required by Section 4.17 hereof to guarantee the Notes, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 10.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

(a) From and after the Guarantee Effective Date, the Parent will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent, the Company and the Subsidiary Guarantors taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia (including a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia);;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent under its Note Guarantee and the Indenture;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for the Parent for such four-quarter period.

(b) In addition, the Parent will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c) Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(2) either:

(A) ~~(a)~~ subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, and this Indenture on the terms set forth herein or therein, pursuant to a supplemental indenture in the form of Exhibit E; or

(B) ~~(b)~~ such sale or other disposition does not violate Section 4.10 hereof, and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

(d) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (2)(a) and (b) of this Section 10.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05. Releases.

(a) In the event of:

(1) any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, then the corporation acquiring the property will be released automatically and relieved of any obligations under the Note Guarantee; or

(2) any sale or other disposition of Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company and such Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that such sale or other disposition does not violate Section 4.10 hereof, and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee.

(b) Upon release of a Guarantor’s guarantee under the Credit Agreement, such Guarantor will be released automatically and relieved of any obligations under its Note Guarantee.

(c) Upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released automatically and relieved of any obligations under its Note Guarantee.

(d) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released automatically and relieved of any obligations under its Note Guarantee.

(e) Upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or any Guarantor or upon the liquidation of such Guarantor, in compliance with the applicable provisions of the Indenture, such Guarantor will be released automatically and relieved of any obligations under its Note Guarantee.

In connection with any release specified above, the Trustee will, at the request and expense of the Company, execute any documents reasonably necessary in order to evidence or effect such release, discharge and termination in respect of such Guarantee in accordance with these provisions, subject to customary protections and indemnifications.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (or delivering such notice of redemption in accordance with the procedures of DTC) or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption;

(2) in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01. [Intentionally Omitted]

Section 12.02. Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

FirstCash, Inc.

1600 West 7th Street

Fort Worth, Texas 76102

Facsimile No.: (817) 799-0142

Attention: R. Douglas Orr

With a copy to:

Alston & Bird LLP

2200 Ross Avenue, Suite 2300

Dallas, Texas 75214

Attention: Kate K. Moseley

If to the Trustee:

BOKF, NA

777 Main Street, Suite 3500

Fort Worth, TX 76102

Facsimile No.: (972) 581-8913

Attention: Corporate Department

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, partner, member or manager (or any equivalent thereof) of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11. Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of August 26, 2020

FirstCash, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America Central, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America East, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America Holding, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to Indenture]

Cash America, Inc. of Illinois

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America, Inc. of Louisiana

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America, Inc. of North Carolina

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America, Inc. of Oklahoma

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America Internet Sales, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to Indenture]

Cash America Management L.P.

By: Cash America Holding, Inc., its general partner

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America of Missouri, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America Pawn L.P.

By: Cash America Holding, Inc., its general partner

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cash America West, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Cashland Financial Services, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to Indenture]

Famous Pawn, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

CSH Holdings LLC

By: Frontier Merger Sub, LLC (S/B/M Cash America International, Inc.), its sole member

By: FirstCash, Inc. (F/K/A First Cash Financial Services, Inc.), its sole member

By
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS CO, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS IN, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to Indenture]

FCFS KY, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS MO, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS NC, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS OK, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS SC, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to Indenture]

First Cash, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Frontier Merger Sub, LLC

By: FirstCash, Inc. (F/K/A First Cash Financial Services, Inc.), its sole member

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Georgia Cash America, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

LTS, Incorporated

By
Name: Rick L. Wessel
Title: Chief Executive Officer

LWC, LLC

By: FCFS KY, Inc., its sole member

By
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to Indenture]

Mister Money – RM, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

Pawn TX, Inc.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS Corp.

By
Name: Rick L. Wessel
Title: Chief Executive Officer

[Signature Page to Indenture]

First Cash Management, L.L.C.

By
Name: Rick L. Wessel
Title: Manager

[Signature Page to Indenture]

BOKF, NA

By:
Name: Pamela M. Black
Title: Senior Vice President

[Signature Page to Indenture]

Exhibit A

[Face of Note]

CUSIP/CINS

4.625% Senior Notes due 2028

No.

$

FIRSTCASH, INC.

promises to pay to [Cede & Co.][                                                             ] or registered assigns,

the principal sum of                                                                                                                                                         DOLLARS [, or such other amount as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto,] on September 1, 2028.

Interest Payment Dates: March 1 and September 1

Record Dates: February 15 and August 15

Dated:

FIRSTCASH, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

BOKF, NA, as Trustee

By:
Authorized Signatory

[Back of Note]

4.625% Senior Notes due 2028

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the ERISA Legend pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. FIRSTCASH, INC., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 4.625% per annum from AUGUST 26, 2020 until maturity. The Company will pay interest semi-annually in arrears on MARCH 1 and SEPTEMBER 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be MARCH 1, 2021. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the FEBRUARY 15 and AUGUST 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, BOKF, NA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of August 26, 2020 (the “Indenture”) among the Company, the Guarantors and the Trustee. The Terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to September 1, 2023, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 104.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), in an amount not to exceed the net proceeds from an Equity Offering ~~by the Company~~; provided that:

(1) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Parent, the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) At any time prior to September 1, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c) In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.15 of the Indenture) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following the repurchase pursuant to the Change of Control Offer described in Section 4.15 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest on the Notes that remain outstanding, to, but not including, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(d) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to September 1, 2023.

(e) On or after September 1, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on September 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2023	102.313%
2024	101.156%
2025 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company will be required to make a Change of Control Offer to each Holder in accordance with Sections 3.09 and 4.15 of the Indenture. In connection with certain Asset Sales, the Company shall make an Asset Sale Offer in accordance with Sections 3.09 and 4.10 of the Indenture.

(8) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(9) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes and the Note Guarantees may be amended or supplemented as provided in the Indenture.

(11) DEFAULTS AND REMEDIES. In case an Event of Default (as defined in the Indenture) arising from certain events of bankruptcy or insolvency occurs with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

(12) GUARANTEES. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors from time to time party to the Indenture.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, partner, member or manager (or any equivalent thereof) of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

FirstCash, Inc.

1600 West 7th Street

Fort Worth, Texas 76102

Attention: R. Douglas Orr

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                                  to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.10                                          ☐  Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

FirstCash, Inc.

1600 West 7th Street

Fort Worth, Texas 76102

BOKF, NA

777 Main Street, Suite 3500

Fort Worth, TX 76102

Re: 4.625% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of August 26, 2020 (the “Indenture”), among FirstCash, Inc., as issuer (the “Company”), the Guarantors party thereto and BOKF, NA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                 in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted

Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

FirstCash, Inc.

1600 West 7th Street

Fort Worth, Texas 76102

BOKF, NA

777 Main Street, Suite 3500

Fort Worth, TX 76102

Re: 4.625% Senior Notes due 2028

(CUSIP             )

Reference is hereby made to the Indenture, dated as of August 26, 2020 (the “Indenture”), among FirstCash, Inc., as issuer (the “Company”), the Guarantors party thereto and BOKF, NA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                 , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

Exhibit D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

FirstCash, Inc.

1600 West 7th Street

Fort Worth, Texas 76102

BOKF, NA

777 Main Street, Suite 3500

Fort Worth, TX 76102

Re: 4.625% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of August 26, 2020 (the “Indenture”), among FirstCash, Inc., as issuer (the “Company”), the Guarantors party thereto and BOKF, NA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                      aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

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4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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Exhibit E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                         , among                          (the “Guaranteeing Subsidiary”), a subsidiary of FirstCash, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and BOKF, NA, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 26, 2020 providing for the issuance of 4.625% Senior Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, partner, member or manager (or any equivalent thereof) of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

FIRSTCASH, Inc.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

BOKF, NA as Trustee

By:
Authorized Signatory

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